EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
CUCOS MAKES ANNOUNCEMENT

          On May 20, 2002 the ACLC Business Loan Receivables Trust 1998-1, through Delaware Trust Capital Management, Inc. as owner trustee, and Wells Fargo Bank, Minnesota, N.A., as indenture trustee, acting through their agent, AMRESCO Commercial Finance Inc., the principal creditor of Cucos Inc. (the "Company"), served on the Company orders seizing substantially all of the Company's assets and appointing Banner Management, Inc. as keeper and receiver of those assets pending completion of foreclosure proceedings. This seizure was accomplished through court filings in federal court in the Eastern District of Louisiana. A similar filing in state court in Mississippi is expected to result in seizure and appointment of a receiver for the Company's assets in Mississippi.

          Banner Management, Inc. is expected to employ the Company's restaurant employees and continue the operation of all the Company's restaurants through foreclosure and sale. The Company does not have any other substantial assets separate from those seized today, and the Company believes that the Company is unlikely to be able to continue as a going concern.

          STATEMENTS MADE IN THIS PRESS RELEASE, OTHER THAN THOSE CONCERNING HISTORICAL INFORMATION, SHOULD BE CONSIDERED FORWARD LOOKING AND SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES. SUCH FORWARD LOOKING STATEMENTS ARE MADE BASED ON MANAGEMENT'S BELIEF AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM WHAT IS ANTICIPATED IN THESE FORWARD LOOKING STATEMENTS AS A RESULT OF A VARIETY OF FACTORS INCLUDING THOSE IDENTIFIED IN CUCOS ANNUAL REPORT ON FORM 10K FOR THE FISCAL YEAR ENDED JULY 1, 2001, AND ITS QUARTERLY REPORTS ON FORM 10Q AND SUBSEQUENT REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

          Cucos Inc. common stock is traded on the NASDAQ over-the-counter bulletin board (CUCO.OB), and the Company is headquartered 110 Veterans Boulevard, Suite 222, Metairie, Louisiana 70005.

Contact:
James W. Osborn
(504) 835-0306

End of Filing